UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2013

NEENAH PAPER, INC.

(Exact name of registrant as specified in charter)

Delaware	001-32240	20-1308307
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3640 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices / Zip Code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 8.01 Other Events.

On May 13, 2013, Neenah Paper, Inc. (“Neenah”) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the offering of $175 million aggregate principal amount of Senior Notes due 2021 (the “2021 Notes”) in a private placement, subject to market and other conditions.  The 2021 Notes will be unconditionally guaranteed, jointly and severally, by all of Neenah’s current and future restricted subsidiaries that guarantee other debt of Neenah or any of its domestic restricted subsidiaries.

Neenah intends to use the net proceeds of the offering to redeem in full the outstanding balance of its existing 7.375% senior notes due 2014, and to repay all borrowings under its secured revolving credit facility. Any remaining funds will be used for general corporate purposes.

The 2021 notes will be offered through a private placement to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act of 1933, as amended. The 2021 Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

The information contained in this Item 8.01 is neither an offer to sell nor a solicitation of an offer to buy any of the 2021 Notes.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 13, 2013 announcing the offering of the 2021 Notes.

SIGNATURES

1.              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Dated: May 13, 2013	By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 13, 2013 announcing the offering of the 2021 Notes.